UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 April 21, 2004
                Date of Report (Date of earliest event reported)


                            HEADWATERS INCORPORATED
             (Exact name of Registrant as specified in its charter)



           Delaware                        0-27808                87-0547337
---------------------------------- ------------------------- -------------------
 (State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


                   10653 South River Front Parkway, Suite 300
                             South Jordan, UT 84095
                   ------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 984-9400
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. For a discussion of the factors that could cause actual results to differ from expectations, please see the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 of our Form 10-K for the year ended September 30, 2003. There can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.


Item 5: Other Events and Regulation FD Disclosure - Probable Acquisition of Eldorado Stone, LLC

As described in Exhibit 99, attached hereto, Headwaters has entered into a purchase agreement to acquire the ownership interests of Eldorado Stone, LLC, a leading manufacturer of architectural manufactured stone, based in San Marcos, California. Eldorado Stone will become a wholly-owned subsidiary of Headwaters, integrated into its fly ash construction materials operations. The acquisition, which is subject to regulatory approvals, completion of financing, and other customary conditions, is expected to close in May. Headwaters will file a Form 8-K with complete historical and pro forma information upon consummation of the acquisition.

The total purchase price for Eldorado Stone is approximately $202 million. The calculation of the final purchase price will vary based on certain adjustments at the time of closing as well as total closing and transaction costs. Headwaters will use existing cash, financing available under its new credit facility with Bank One and new financing to be obtained prior to closing.

Item 7: Financial Statements and Exhibits.

         (c)      The following exhibits are included herewith:

                  10.86 Securities Purchase Agreement by and among Eldorado Stone Holdings Co., LP, et. al. and Headwaters dated April 21, 2004

                  99 Press release announcing purchase agreement to acquire the ownership interests of Eldorado Stone

                  99.1 Press release announcing Headwaters' results for the quarter ended March 31, 2004

Item 12: Results of Operations and Financial Condition.

On April 22, 2004, we issued our March 2004 quarterly earnings press release. A copy of that press release is attached hereto as Exhibit 99.1. Pursuant to Securities and Exchange Commission Release No. 33-8216 dated March 27, 2003, the information provided in Exhibit 99.1 is being furnished under Item 12 of Form 8-K. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Headwaters, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

In the press release, we use the terms "EBITDA" and "current ratio." These financial measures are widely accepted financial indicators used by certain investors and financial analysts to assess and compare financial performance, and EBITDA is an integral part of Headwaters' debt covenants.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               HEADWATERS INCORPORATED
                                               Registrant


Date:  April 22, 2004                          /s/ Kirk A. Benson
                                               --------------------------------
                                               Kirk A. Benson
                                               Chief Executive Officer
                                               (Principal Executive Officer)